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SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES
SECOND QUARTER 2013 RESULTS

•	Second quarter 2013 net revenue was a record $506.4 million, an increase of 0.4% from the second quarter 2012 net revenue of $504.6 million.

•	Second quarter 2013 net income was $20.4 million, or $0.11 per diluted share, versus second quarter 2012 net income of $26.1 million, or $0.14 per diluted share.

•	Second quarter 2013 Adjusted net income[1] was $95.7 million, or $0.54 per diluted share, versus second quarter 2012 Adjusted net income[1] of $97.5 million, or $0.54 per diluted share.

Almelo, the Netherlands – July 23, 2013 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the second quarter and six months ended June 30, 2013.

Highlights of the Second Quarter and Six Months ended June 30, 2013

Net revenue for the second quarter 2013 was $506.4 million, an increase of $1.8 million, or 0.4%, from net revenue for the second quarter 2012 of $504.6 million. Net income for the second quarter 2013 was $20.4 million, or $0.11 per diluted share. This compares to net income for the second quarter 2012 of $26.1 million, or $0.14 per diluted share. Adjusted net income1 for the second quarter 2013 was $95.7 million, or $0.54 per diluted share, which was 18.9% of net revenue. This compares to Adjusted net income1 for the second quarter 2012 of $97.5 million, or $0.54 per diluted share, which was 19.3% of net revenue.

Net revenue for the six months ended June 30, 2013 was $976.8 million, a decrease of $(19.8) million, or (2.0)%, from $996.6 million for the six months ended June 30, 2012. Net income for the six months ended June 30, 2013 was $55.0 million, or $0.31 per diluted share. This compares to net income for the six months ended June 30, 2012 of $65.0 million, or $0.36 per diluted share. Adjusted net income1 for the six months ended June 30, 2013 was $182.4 million, or $1.01 per diluted share, which was 18.7% of net revenue. This compares to Adjusted net income1 for the six months ended June 30, 2012 of $186.5 million, or $1.03 per diluted share, which was 18.7% of net revenue.

"We are pleased with our results as we delivered record Net revenue for the second quarter and Adjusted net income1 per diluted share at the high end of our guidance," said Martha Sullivan, President and Chief Executive Officer. "While markets continue to be dynamic, we expect to see improvement in the second half as compared to last year.”

The Company spent $29.8 million, or 5.9% of net revenue, on research, development and engineering related costs in the second quarter of 2013. These costs reside in both the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at June 30, 2013 was $234.3 million. During the first half, the Company generated cash of $180.1 million from operations, used cash of $32.9 million in investing activities and used cash of $326.5 million in financing activities. Financing activities included net payments on debt of $206.7 million and $125.2 million used to repurchase ordinary shares.

The Company recorded an income tax provision of $14.5 million for the second quarter 2013. Approximately $9.2 million of the provision, or 7.2% of Adjusted EBIT, related to taxes that are payable in cash and approximately $5.3 million related to deferred income tax expense and other income tax expense.

The Company’s total indebtedness at June 30, 2013 was $1.6 billion. The Company’s Net debt2 was $1.4 billion resulting in a Net leverage ratio2 of 2.7X.

During the second quarter, the Company acquired 2.2 million shares under a previously announced share repurchase plan at an average price of $32.21.

Segment Performance

	Three months ended		Six months ended
$ in 000s	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Sensors net revenue	$361,332	$360,094	$693,965	$719,688
Sensors profit from operations	$108,838	$100,856	$202,030	$198,796
% of Sensors net revenue	30.1%	28.0%	29.1%	27.6%

Controls net revenue	$145,086	$144,523	$282,866	$276,937
Controls profit from operations	$45,716	$47,626	$89,070	$89,787
% of Controls net revenue	31.5%	33.0%	31.5%	32.4%

Guidance

For the full year 2013, the Company anticipates net revenue of $1.94 to $2.00 billion which, at the midpoint, represents growth of 2.9% compared to the full year 2012 net revenue of $1.91 billion. The Company further expects Adjusted Net Income1 of $2.04 to $2.16 per diluted share, for the full year 2013. At the midpoint, this represents 7.1% growth compared to the full year 2012 Adjusted net income1 per diluted share of $1.96. This guidance assumes a diluted share count of 179.3 million for the full year 2013.

The Company anticipates net revenue of $485 million to $505 million for the third quarter 2013, which, at the midpoint, is 4.9% higher than third quarter 2012 net revenue of $471.9 million. The Company also expects Adjusted net income1 of $0.52 to $0.56 per diluted share for the third quarter 2013. At the midpoint, this represents 14.9% growth compared to third quarter 2012 Adjusted net income per diluted share of $0.47. This guidance assumes a diluted share count of 178.6 million for the third quarter 2013.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income.

2Net debt represents total indebtedness including capital lease and other financing obligations, less cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months.

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its second quarter ended June 30, 2013. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 14294455. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

For those unable to participate in the conference call, a replay will be available for one week following the call. To access the replay, the U.S. dial in number is 855-859-2056 and the non-U.S. dial in number is 404-537-3406. The replay passcode is 14294455. A replay of the call will be also available by webcast for an extended period of time at the Company’s website, at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in eleven countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and our future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the third quarter and full year of 2013.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: worldwide economic conditions; governmental regulations, policies, and practices relating to the Company’s non-US operations and international business; fluctuations in foreign currency exchange, commodity and interest rates; competitive pressures; pricing and other pressures from customers; adverse developments in the automotive industry; integration of acquired companies; litigation and disputes involving the Company, including the extent of product liability and warranty claims asserted against the Company; non-performance by suppliers; fundamental changes in the industries in which the Company operates; the loss of one or more suppliers of raw materials; and the Company’s ability to secure financing to operate and grow its business or to explore opportunities.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended		For the six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net revenue	$506,418	$504,617	$976,831	$996,625
Operating costs and expenses:
Cost of revenue	322,699	326,159	631,381	651,407
Research and development	14,308	12,460	27,924	25,754
Selling, general and administrative	42,821	35,530	81,075	74,109
Amortization of intangible assets	33,650	36,199	67,036	72,325
Restructuring and special charges	2,350	7,887	4,026	8,450
Total operating costs and expenses	415,828	418,235	811,442	832,045
Profit from operations	90,590	86,382	165,389	164,580
Interest expense	(23,962)	(24,928)	(48,097)	(50,143)
Interest income	400	185	548	426
Other, net	(32,200)	(10,761)	(34,801)	(6,588)
Income before taxes	34,828	50,878	83,039	108,275
Provision for income taxes	14,457	24,760	28,003	43,241
Net income	$20,371	$26,118	$55,036	$65,034

Net income per share:
Basic	$0.12	$0.15	$0.31	$0.37
Diluted	$0.11	$0.14	$0.31	$0.36

Weighted-average ordinary shares outstanding:
Basic	175,210	177,457	176,573	177,111
Diluted	178,407	181,781	179,965	181,643

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

($ in 000s)
	For the three months ended		For the six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income	$20,371	$26,118	$55,036	$65,034
Other comprehensive (loss)/income, net of tax:
Net unrealized (loss)/gain on derivative instruments designated and qualifying as cash flow hedges	(1,759)	536	6,848	376
Defined benefit and retiree healthcare plans	418	125	872	250
Other comprehensive (loss)/income	(1,341)	661	7,720	626
Comprehensive income	$19,030	$26,779	$62,756	$65,660

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$234,347	$413,539
Accounts receivable, net of allowances	310,136	258,114
Inventories	173,549	176,233
Deferred income tax assets	12,871	12,871
Prepaid expenses and other current assets	37,265	33,923
Total current assets	768,168	894,680
Property, plant and equipment, net	331,303	328,199
Goodwill	1,754,385	1,754,107
Other intangible assets, net	551,171	603,883
Deferred income tax assets	37,286	38,971
Deferred financing costs	21,014	22,119
Other assets	5,712	6,432
Total assets	$3,469,039	$3,648,391

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$13,775	$12,878
Accounts payable	177,113	152,964
Income taxes payable	11,004	8,884
Accrued expenses and other current liabilities	123,383	100,112
Deferred income tax liabilities	3,525	3,525
Total current liabilities	328,800	278,363
Deferred income tax liabilities	285,182	271,902
Pension and post-retirement benefit obligations	26,433	32,747
Capital lease and other financing obligations, less current portion	50,562	43,425
Long-term debt, net of discount, less current portion	1,564,487	1,768,352
Other long-term liabilities	37,944	31,308
Total liabilities	2,293,408	2,426,097
Total shareholders’ equity	1,175,631	1,222,294
Total liabilities and shareholders’ equity	$3,469,039	$3,648,391

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)
	For the six months ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net income	$55,036	$65,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,361	27,712
Amortization of deferred financing costs and original issue discounts	2,263	2,608
Currency remeasurement gain on debt	(185)	(79)
Share-based compensation	4,602	4,698
Loss on debt refinancing	7,111	—
Amortization of intangible assets	67,036	72,325
Loss/(gain) on disposition of assets	806	(3,563)
Deferred income taxes	12,621	30,495
Unrealized loss on hedges and other non-cash items	24,037	2,581
Changes in operating assets and liabilities, net of effects of acquisitions	(18,562)	(12,035)
Net cash provided by operating activities	180,126	189,776

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(33,853)	(27,481)
Insurance proceeds	1,400	—
Proceeds from sale of assets	—	4,216
Acquisition payments	(411)	—
Net cash used in investing activities	(32,864)	(23,265)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	11,163	8,909
Proceeds from issuance of debt	500,000	—
Payments on debt	(706,658)	(6,503)
Payments to repurchase ordinary shares	(125,218)	—
Payments of debt issuance costs	(5,741)	(209)
Net cash (used in)/provided by financing activities	(326,454)	2,197
Net change in cash and cash equivalents	(179,192)	168,708
Cash and cash equivalents, beginning of period	413,539	92,127
Cash and cash equivalents, end of period	$234,347	$260,835

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Sensors	71.4%	71.4%	71.0%	72.2%
Controls	28.6%	28.6%	29.0%	27.8%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Americas	38.5%	38.1%	37.9%	37.5%
Europe	29.9%	28.8%	29.9%	29.9%
Asia	31.6%	33.1%	32.2%	32.6%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
European automotive	24.3%	24.1%	24.3%	25.5%
North American automotive	15.9%	16.7%	15.8%	16.6%
Asian automotive	19.5%	20.3%	19.9%	20.3%
Rest of world automotive	0.9%	0.8%	1.0%	0.8%
Heavy vehicle off-road	9.4%	8.1%	9.0%	7.9%
Appliance and heating, ventilation and air-conditioning	10.4%	10.9%	10.6%	10.2%
Industrial	9.4%	9.4%	9.2%	8.9%
All other	10.2%	9.7%	10.2%	9.8%
Total	100.0%	100.0%	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: net income before debt refinancing costs and other financing transactions, deferred loss/(gain) on other hedges and loss/(gain) on currency remeasurement on debt, net, amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets, deferred income tax and other tax expense, amortization of deferred financing costs, restructuring and special charges, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the performance of the Company’s operations and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income to Adjusted net income and Projected GAAP earnings per share to Projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income to Adjusted net income for the three and six months ended June 30, 2013 and 2012.

(In 000s, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net income	$20,371	$26,118	$55,036	$65,034
Debt refinancing costs and other financing transactions	8,577	—	9,179	—
Deferred loss/(gain) on other hedges and loss/(gain) on currency remeasurement on debt, net	23,089	6,816	26,318	2,200
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets	33,955	37,528	67,867	77,143
Deferred income tax and other tax expense	5,294	19,383	12,966	33,012
Amortization of deferred financing costs	1,026	1,252	2,263	2,608
Restructuring and special charges	3,411	6,387	8,793	6,468
Total adjustments	$75,352	$71,366	$127,386	$121,431
Adjusted net income	$95,723	$97,484	$182,422	$186,465
Weighted average diluted shares outstanding used in Adjusted net income per share calculation	178,407	181,781	179,965	181,643
Adjusted net income per share	$0.54	$0.54	$1.01	$1.03

The Company’s definition of Adjusted net income includes the current tax expense (benefit) that will be payable (realized) on the Company’s income tax return and excludes deferred income tax and other tax expense. As the Company treats deferred income tax and other tax expense as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for each period presented. The theoretical current income tax associated with the reconciling items above would be as follows: Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets: $0.2 million and $0.3 million for the three months ended June 30, 2013 and 2012, respectively, and $0.5 million and $0.5 million for the six months ended June 30, 2013 and 2012, respectively; Restructuring and special charges: $0.6 million and $0.3 million for the three months ended June 30, 2013 and 2012, respectively, and $1.9 million and $0.3 million for the six months ended June 30, 2013 and 2012, respectively.

The following unaudited table identifies where in the Condensed Consolidated Statement of Operations the adjustments to reconcile Net income to Adjusted net income were recorded for the three and six months ended June 30, 2013 and 2012.

($ in 000s)	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Cost of revenue	$1,722	$1,857	$5,997	$5,801
Selling, general and administrative	369	—	971	—
Amortization of intangible assets	33,326	35,671	66,330	71,342
Restructuring and special charges	2,318	6,387	4,333	6,468
Interest expense	1,026	1,252	2,263	2,608
Other, net	31,297	7,134	34,526	2,518
Provision for income taxes	5,294	19,065	12,966	32,694
Total adjustments	$75,352	$71,366	$127,386	$121,431

The following unaudited table reconciles the Company’s Projected GAAP earnings per share to Projected Adjusted net income per diluted share for the third quarter ended September 30, 2013 and full year ended December 31, 2013. The amounts in the tables below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended September 30, 2013		Full year ended December 31, 2013
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.30	$0.34	$0.87	$0.99
Debt refinancing costs and other financing transactions	—	—	0.05	0.05
Deferred loss/(gain) on other hedges and loss/(gain) on currency remeasurement on debt, net	—	—	0.15	0.15
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets	0.19	0.19	0.76	0.76
Deferred income tax and other tax expense	0.06	0.06	0.18	0.18
Amortization of deferred financing costs	0.01	0.01	0.03	0.03
Restructuring and special charges	(0.03)	(0.03)	—	—
Projected Adjusted net income per diluted share	$0.52	$0.56	$2.04	$2.16
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	178,600	178,600	179,300	179,300

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the interim condensed consolidated financial statements included in the Company's Form 10-Q for the period ended March 31, 2013. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used may change as new events occur or additional information is obtained. Actual results could differ from those estimates.